Exhibit 99.1

INTELLIGROUP REPORTS THIRD QUARTER FINANCIAL RESULTS

Edison, NJ (November 2, 2006):  Intelligroup Inc., a consulting, business optimization, and outsourcing firm serving global corporations, today reported results for its third quarter and nine-month period ended September 30, 2006. Such results are included at the end of this release and in the periodic report on Form 10-Q for the period ended September 30, 2006, as filed with the United States Securities and Exchange Commission.

Third Quarter Highlights

•	Revenue growth: growth of 3% from second quarter to third quarter; growth of 9% from the third quarter of 2005.
•	Gross Margin: Though gross margin declined by 2% from second quarter to third quarter, it grew 35% from the third quarter of 2005.
•	Operating Margin: Though operating margin declined by 8% from the second to third quarter, it grew by 115% from third quarter of 2005.
•	Utilization rates: Improved from 68% to 72% from the second to third quarter and from 64% in the third quarter of 2005 to 72% in the third quarter of 2006.
•	New Customers: Added 33 new customers globally in the third quarter.

The Company reported third quarter 2006 revenues of $32.5 million, which marks a 3% increase from $31.5 million in the second quarter of 2006 and a 9% increase from $29.7 million in the third quarter of 2005.  The Company’s average bill rates were relatively flat in the third quarter of 2006 as compared with the second quarter of 2006 and the third quarter of 2005.  The Company reported gross margin of 28.6% for the third quarter of 2006, which marks a decrease from 30.1% for the second quarter of 2006 but an increase from 23.3% for the third quarter of 2005.  In spite of the improved utilization, gross margins declined from the second quarter to the third quarter primarily due to compensation increases that took effect in the third quarter.  The Company reported operating income from continuing operations of $545,000, which marks a decrease of $48,000 from the operating income of $593,000 in second quarter of 2006 but an improvement of $4.3 million from an operating loss of $3.7 million in the third quarter of 2005.

“The third quarter results were driven by the Company’s focus on growing revenue while tightly managing utilization rates and sales, general and administrative costs” stated Vikram Gulati, the Company’s Chief Executive Officer and President.  “Such efforts have resulted in an improvement of $4.3 million in our operating performance from the third quarter of 2005 and a $4.6 million improvement in operating performance for year to date 2006 compared with 2005.”

ABOUT INTELLIGROUP
Intelligroup is a vertically-led ERP focused life cycle management partner serving global corporations as well as public sector clients. Its proven Global delivery model has enabled customers to accelerate results and reduce costs significantly. With deep expertise in industry-specific enterprise solutions, Intelligroup has earned a reputation for consistently exceeding client expectations. Intelligroup develops implements and supports IT solutions for some of the largest U.S. school systems and global corporations including GE, Hershey, Abbott Labs, Eastman Chemical, Hitachi, and Kimball International.

SAFE HARBOR STATEMENT
Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995).

Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby.  Factors that could cause actual results to differ materially include, but are not limited to, variability of quarterly operating results, continued uncertainty of the IT market and revenues derived from application management business, uncertainty in revenues for traditional professional services offerings, loss of one or more significant customers, reliance on large projects, concentration of revenue, unanticipated costs associated with continued litigation, ability to attract and retain professional staff, dependence on key personnel, ability to manage growth effectively, risks associated with strategic partnerships, various project-associated risks, including termination with short notice, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors detailed under the caption “Risk Factors” in Intelligroup’s annual report on Form 10-K for the period ended December 31, 2005.  Intelligroup disclaims any intention or obligation to update forward looking statements as a result of developments occurring after the date of this press release.

Intelligroup and the Intelligroup logo are registered trademarks and ‘Creating the Intelligent Enterprise’, 4Sight, 4Sight Plus, ASPPlus, myADVISOR, ASPPlus Power Upgrade Services and Uptimizer are service marks of Intelligroup in the U.S. and other countries. All other trademarks and company names mentioned are the property of their respective owners.

INTELLIGROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except par value)

	September 30 2006	December 31, 2005

	(unaudited)	(Note 1)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,425	$5,305
Accounts receivable, less allowance for doubtful accounts of $633 and $1,329 at June 30, 2006 and December 31, 2005, respectively	19,635	18,533
Unbilled services	11,064	9,475
Prepaid expenses and other current assets	2,160	3,285

Total current assets	46,284	36,598
Property and equipment, net	6,589	4,098
Deferred tax and other assets	2,511	3,090

Total assets	$55,384	$43,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit borrowings	$4,345	$3,427
Accounts payable	3,705	5,044
Accrued payroll and related taxes	10,852	10,690
Accrued expenses and other current liabilities	4,173	4,076
Deferred revenue	1,312	847
Income taxes payable	1,256	955
Current portion of obligations under capital lease	467	257

Total current liabilities	26,110	25,296
Obligations under capital lease, net of current portion	403	350
Other long-term liabilities	1852	250

Total liabilities	28,365	25,896

Commitments and contingencies
Shareholders’ Equity
Preferred stock, $.01 par value, 5,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 41,933 and 35,103 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	419	351
Additional paid-in capital	69,246	58,137
Accumulated deficit	(41,412)	(40,046)
Accumulated other comprehensive loss	(1,234)	(552)

Total shareholders’ equity	27,019	17,890

Total liabilities and shareholders’ equity	$55,384	$43,786

Note 1:	Information presented for December 31, 2005 was derived from the Company’s 2005 Annual Report and Form 10-K filed on March 31, 2006 with the United States Securities and Exchange Commision.

INTELLIGROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands except per share data)

	NINE MONTHS ENDED SEPTEMBER 30,

	2006 US GAAP	2006 ADJUSTMENTS			2006 Non-GAAP	2005 US GAAP

Revenue	$93,277	$			$93,277	$95,865
Cost of revenue	66,527		(473)	(a)	66,054	71,514

Gross profit	26,750		473		27,223	24,351

Selling, general and administrative expenses	25,587		(710)	(a)	24,877	27,957
Depreciation and amortization	1,829				1,829	1,628

Total operating expenses	27,416		(710)		26,706	29,585

Operating income (loss)	(666)		1,183		517	(5,234)
Interest income (expense), net	(399)				(399)	(186)
Other income (expense)	1,647				1,647	(286)

Income (loss) before income tax provision (benefit)	582		1,183		1,765	(5,706)
Provision for (benefit of) income taxes	1,947				1,947	(153)

Net income (loss)	$(1,365)		$1,183		$(182)	$(5,553)

Income (loss) per share:
Basic net income (loss) per share	$(0.03)		$0.03		$—	$(0.16)

Weighted average number of common shares outstanding - basic	39,591		39,591		39,591	35,103
Diluted net income (loss) per share	$(0.03)		$0.03		$—	$(0.16)

Weighted average number of common shares outstanding - diluted	39,591		39,591		39,591	35,103

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), Intelligroup has included in the table above non-GAAP operating measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company’s results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP column above for the nine months ended September 30, 2006 reflects the following adjustment:

(a) To exclude stock-based compensation expense under FAS 123R, and related income tax benefit, recorded in the nine months ended September 30, 2006.

	THREE MONTHS ENDED SEPTEMBER 30,

	2006 US GAAP	2006 ADJUSTMENTS			2006 Non-GAAP	2005 US GAAP

Revenue	$32,530	$			$32,530	$29,738
Cost of revenue	23,214		(194)	(a)	23,020	22,823

Gross profit	9,316		194		9,510	6,915

Selling, general and administrative expenses	8,092		(185)	(a)	7,907	10,043
Depreciation and amortization	679				679	583

Total operating expenses	8,771		(185)		8,586	10,626

Operating income (loss)	545		379		924	(3,711)
Interest income (expense), net	(220)				(220)	(34)
Other income (expense)	340				340	302

Income (loss) before income tax provision (benefit)	665		379		1,044	(3,443)
Provision for (benefit of) income taxes	878				878	132

Net income (loss)	$(213)		$379		$166	$(3,575)

Income (loss) per share:
Basic net income (loss) per share	$(0.01)		$0.01		$—	$(0.10)

Weighted average number of common shares outstanding - basic	41,802		41,802		41,802	35,103
Diluted net income (loss) per share	$(0.01)		$0.01		$—	$(0.10)

Weighted average number of common shares outstanding - diluted	41,802		41,802		41,802	35,103

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), Intelligroup has included in the table above non-GAAP operating measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the company’s results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP column above for the three months ended September 30, 2006 reflects the following adjustment:

(a) To exclude net stock-based compensation expense under FAS 123R, and related income tax benefit, recorded in the three months ended September 30, 2006.